Exhibit 99.1

News Release | April 14, 2020
Wells Fargo Reports First Quarter 2020 Net Income of $653 Million
Diluted EPS of $0.01 included a $(0.73) per share impact from a reserve build and an impairment of securities, driven by economic and market conditions, as well as a $(0.06) per share impact from the redemption of our Series K Preferred Stock

•	Financial results:

◦	Net income of $653 million and diluted earnings per share (EPS) of $0.01

▪	Included the impact of a reserve build[1] of $3.1 billion, or $(0.56) per share, and an impairment of securities of $950 million, or $(0.17) per share, driven by economic and market conditions

◦	Revenue of $17.7 billion, down from $21.6 billion in first quarter 2019

▪	Net interest income of $11.3 billion, down $999 million

▪	Noninterest income of $6.4 billion, down $2.9 billion

◦	Noninterest expense of $13.0 billion, down $868 million from first quarter 2019

◦	Average loans of $965.0 billion, up $15.0 billion, or 2%, from first quarter 2019; period-end loans of $1.0 trillion up $47.6 billion, or 5%, from fourth quarter 2019

◦	Average deposits of $1.3 trillion, up $75.9 billion, or 6%, from first quarter 2019; period-end deposits of $1.4 trillion up $53.9 billion, or 4%, from fourth quarter 2019

•	Credit quality:

◦	Provision expense for loans and debt securities of $4.0 billion, up $3.2 billion from first quarter 2019

▪	Net charge-offs on loans and debt securities of $940 million, up $245 million

•	Net loan charge-offs of 0.38% of average loans (annualized), up from 0.30%

▪	Reserve build[1] of $3.1 billion for loans and debt securities

◦	Nonaccrual loans of $6.2 billion, down $749 million, or 11%

•	Strong liquidity and capital positions:

◦	Liquidity coverage ratio[2] (LCR) of 121%, which continued to exceed the regulatory minimum of 100%

◦	Common Equity Tier 1 ratio of 10.7%[3], which continued to exceed both the regulatory minimum of 9% and our current internal target of 10%

◦	Period-end common shares outstanding down 415.5 million shares, or 9%, from first quarter 2019

▪
On March 15, 2020, Wells Fargo, along with the other members of the Financial Services Forum, decided to temporarily suspend share repurchases for the remainder of the first quarter and for second quarter 2020

1 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
2 Liquidity coverage ratio (LCR) is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
3 See table on page 35 for more information on Common Equity Tier 1. Common Equity Tier 1 is a preliminary estimate.

◦
First quarter 2020 included the issuance of $2.0 billion of Series Z Preferred Stock; the redemption of the remaining $1.8 billion of Series K Preferred Stock, which reduced diluted EPS by $0.06 per share as a result of eliminating the purchase accounting discount recorded on these shares; and the redemption of $668 million of Series T Preferred Stock

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on
Form 10-Q for the quarter ended March 31, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
Selected Financial Information

		Quarter ended
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
Earnings
Diluted earnings per common share	$0.01	0.60	1.20
Wells Fargo net income (in billions)	0.65	2.87	5.86
Return on assets (ROA)	0.13%	0.59	1.26
Return on equity (ROE)	0.10	5.91	12.71
Return on average tangible common equity (ROTCE)	0.12	7.08	15.16
Asset Quality
Net loan charge-offs (annualized) as a % of average total loans	0.38%	0.32	0.30
Allowance for credit losses for loans as a % of total loans	1.19	1.09	1.14
Allowance for credit losses for loans as a % of annualized net loan charge-offs	329	343	384
Other
Revenue (in billions)	$17.7	19.9	21.6
Efficiency ratio (b)	73.6%	78.6	64.4
Average loans (in billions)	$965.0	956.5	950.0
Average deposits (in billions)	1,338.0	1,321.9	1,262.1
Net interest margin	2.58%	2.53	2.91

(a)
Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 34.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – April 14, 2020 – Wells Fargo & Company (NYSE:WFC) reported net income of $653 million, or $0.01 per diluted common share, for first quarter 2020, compared with $5.9 billion, or $1.20 per share, for first quarter 2019, and $2.9 billion, or $0.60 per share, for fourth quarter 2019.
Chief Executive Officer Charlie Scharf said, “Wells Fargo plays an important role in the financial system and the economic strength of our country, and we take our responsibility seriously, particularly in these unprecedented times.”
“We have taken comprehensive steps to help customers, employees and communities. For our customers, we’ve suspended residential property foreclosure sales, offered fee waivers, and provided payment deferrals, among other actions. For example, starting in early March and continuing into last week, we helped more than 1.3 million consumer and small business customers by deferring and waiving fees. This included deferring more than 1 million payments and providing over 900,000 fee waivers. We were also there for our commercial clients, who utilized over $80 billion of their loan commitments in March alone. For our employees, we’ve enabled approximately 180,000 to work remotely. We are making additional cash payments to employees whose roles require them to come into the office, and we have taken significant actions to help ensure their safety. We have also provided financial support for child care and increased medical benefits for employees. To support our communities, we are directing $175 million in charitable donations from the Wells Fargo Foundation to help address food, shelter, small business and housing stability, as well as providing help to publ ic health organizations fighting to contain the spread of COVID-19. We will continue to evaluate this fluid situation and take additional actions as necessary,” Scharf added.
“I’m incredibly proud of the efforts our employees are making across Wells Fargo to support our customers and each other, particularly those on the front lines. Our priority is to continue to help our customers, our employees and our country through these challenging times,” Scharf concluded.
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $653 million of net income in the first quarter and diluted earnings per share of $0.01. Our results were impacted by a $3.1 billion reserve build, which reflected the expected impact these unprecedented times could have on our customers. Our results also included an impairment of securities of $950 million driven by economic and market conditions. We maintained strong liquidity and capital, and we are committed to using our financial strength to help support the U.S. economy, while still operating in compliance with the asset cap under the Federal Reserve consent order. In the first quarter, we continued to serve our customers and as a result, commercial loans grew by $52 billion, deposits increased by $54 billion, we originated $48 billion of residential mortgage loans, and we raised $47 billion of debt capital for our clients.”
Net Interest Income
Net interest income in the first quarter was $11.3 billion, up $112 million from fourth quarter 2019, predominantly due to favorable hedge ineffectiveness accounting results and lower mortgage-backed securities (MBS) premium amortization, partially offset by balance sheet repricing driven by the impact of the lower interest rate environment and one fewer day in the quarter.
The net interest margin was 2.58%, up 5 basis points from the prior quarter predominantly due to favorable hedge ineffectiveness accounting results and lower MBS premium amortization, partially offset by balance sheet repricing driven by the impact of the lower interest rate environment.
Noninterest Income
Noninterest income in the first quarter was $6.4 billion, down $2.3 billion from fourth quarter 2019. First quarter noninterest income included lower market sensitive revenue4, mortgage banking income, and card fees.

•	Card fees were $892 million, down $128 million from fourth quarter 2019, primarily due to seasonally lower point of sale volumes as well as the impact of the COVID-19 pandemic on consumer spending.

•
Mortgage banking income was $379 million, down from $783 million in fourth quarter 2019. The decline in mortgage banking income reflected unrealized losses on residential and commercial mortgage loans held for sale of approximately $143 million and $62 million, respectively, due to illiquid market conditions and a widening of credit spreads. Additionally, we recorded $192 million of higher losses on the valuation of our mortgage servicing rights asset as a result of assumption updates, primarily prepayment assumptions.

•
Market sensitive revenue[4] was a loss of $(1.1) billion, down from a gain of $574 million in fourth quarter 2019, predominantly due to a $1.9 billion decline in net gains from equity securities driven by $857 million of lower deferred compensation plan investment results (largely offset by lower employee benefits expense), and an

4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.

$811 million increase in impairment of securities primarily in our affiliated venture capital and private equity partnerships and wholesale business.

•
Other income was $372 million, up $37 million from the prior quarter. First quarter 2020 included a $463 million gain from the sale of $709 million of residential mortgage loans. Fourth quarter 2019 included a $362 million gain from the sale of our commercial real estate brokerage business, Eastdil Secured (Eastdil).

Noninterest Expense
Noninterest expense in the first quarter was $13.0 billion, down $2.6 billion from the prior quarter. Operating losses in the first quarter declined $1.5 billion from a fourth quarter that included elevated litigation accruals. In addition, employee benefits expense was down $306 million, as $861 million of lower deferred compensation expense (largely offset by higher net losses from equity securities) was partially offset by seasonally higher payroll tax and 401(k) expense. A variety of other expenses were also lower in the first quarter, including commission and incentive compensation, outside professional services, and technology and equipment.

Income Taxes
The Company’s effective income tax rate was 19.5% for first quarter 2020 and included net discrete income tax expense of $141 million driven by the accounting for stock compensation activity, the net impact of accounting for uncertain tax positions, and the outcome of U.S. federal income tax examinations. The effective income tax rate in fourth quarter 2019 was 19.1% and included net discrete income tax expense of $303 million predominantly related to the non-tax deductible treatment of certain litigation accruals.
Loans
Average loans were $965.0 billion in the first quarter, up $8.5 billion from the fourth quarter. Period-end loan balances were $1.0 trillion at March 31, 2020, up $47.6 billion from December 31, 2019. Commercial loans were up $52.0 billion compared with December 31, 2019, predominantly due to $50.9 billion of growth in commercial and industrial loans driven by draws of revolving lines and origination of new lending facilities due to the impact of the COVID-19 pandemic on economic and market conditions. Consumer loans decreased $4.4 billion from the prior quarter driven by a $2.4 billion decrease in credit card loans, primarily due to seasonality and fewer new account openings, and a $1.9 billion decrease in real estate 1-4 family first and junior lien mortgage loans, as originations and draws of existing lines were more than offset by paydowns.
Period-End Loan Balances

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Commercial	$567,735	515,719	512,332	512,245	512,226
Consumer	442,108	446,546	442,583	437,633	436,023
Total loans	$1,009,843	962,265	954,915	949,878	948,249
Change from prior quarter	$47,578	7,350	5,037	1,629	(4,861)

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $501.6 billion at March 31, 2020, up $4.4 billion from the fourth quarter driven by a $3.7 billion increase in debt securities available-for-sale and held-to-maturity, as purchases of approximately $38.9 billion, largely federal agency MBS, were partially offset by runoff and sales. Additionally, on January 1, 2020, we adopted the current expected credit loss (CECL) accounting standard, which requires an allowance for credit losses for available-for-sale and held-to-maturity debt securities. The provision for credit losses on debt securities was $172 million in first quarter 2020, driven by a reserve build1 of $141 million and net charge-offs of $31 million.
Net unrealized gains on available-for-sale debt securities were $3.0 billion at March 31, 2020, compared with $3.4 billion at December 31, 2019, primarily due to wider credit spreads, partially offset by lower long-term interest rates in the first quarter.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Period-end equity securities were $54.0 billion at March 31, 2020, down $14.2 billion from the fourth quarter.
Deposits
Period-end deposits were $1.4 trillion at March 31, 2020, up $53.9 billion from December 31, 2019. Total average deposits for first quarter 2020 were $1.3 trillion, up $16.1 billion from the prior quarter driven by growth in both commercial and consumer deposits. The average deposit cost for first quarter 2020 was 52 basis points, down 10 basis points from the prior quarter and down 13 basis points from a year ago.
Capital
The Company's Common Equity Tier 1 ratio was 10.7%3 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In first quarter 2020, the Company repurchased 75.4 million shares of its common stock, which, net of issuances, reduced period-end common shares outstanding by 38.0 million. The Company paid a quarterly common stock dividend of $0.51 per share.
In first quarter 2020, the Company issued $2.0 billion of Non-Cumulative Perpetual Class A Preferred Stock, Series Z. Additionally, the Company redeemed the remaining $1.8 billion of its Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K, which reduced diluted earnings per common share in first quarter 2020 by $0.06 per share as a result of eliminating the purchase accounting discount recorded on these shares at the time of the Wachovia acquisition. The Company also redeemed $668 million of its Non-Cumulative Perpetual Class A Preferred Stock, Series T, in the first quarter, and following this partial redemption, $132 million of the Series T Preferred Stock remains outstanding.
As of March 31, 2020, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 23.2%5, compared with the required minimum of 22.0%.
5 The TLAC ratio is a preliminary estimate.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the first quarter was 0.38% (annualized), up from 0.32% in the prior quarter and 0.30% a year ago. Commercial and consumer losses were 0.25% and 0.53%, respectively. Total credit losses were $909 million in first quarter 2020, up $140 million from fourth quarter 2019. Commercial losses increased $121 million predominantly driven by higher commercial and industrial losses primarily related to significant declines in oil prices impacting the oil and gas portfolio.
Net Loan Charge-Offs

	Quarter ended
	March 31, 2020		December 31, 2019		March 31, 2019
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$333	0.37%	$168	0.19%	$133	0.15%
Real estate mortgage	(2)	(0.01)	4	0.01	6	0.02
Real estate construction	(16)	(0.32)	—	—	(2)	(0.04)
Lease financing	9	0.19	31	0.63	8	0.17
Total commercial	324	0.25	203	0.16	145	0.11
Consumer:
Real estate 1-4 family first mortgage	(3)	—	(3)	—	(12)	(0.02)
Real estate 1-4 family junior lien mortgage	(5)	(0.07)	(16)	(0.20)	(9)	(0.10)
Credit card	377	3.81	350	3.48	352	3.73
Automobile	82	0.68	87	0.73	91	0.82
Other revolving credit and installment	134	1.59	148	1.71	128	1.47
Total consumer	585	0.53	566	0.51	550	0.51
Total	$909	0.38%	$769	0.32%	$695	0.30%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

Nonperforming Assets
Nonperforming assets increased $759 million, or 13%, from fourth quarter 2019 to $6.4 billion. Nonaccrual loans increased $810 million from fourth quarter 2019 to $6.2 billion. Commercial nonaccrual loans increased $621 million predominantly driven by the commercial real estate, and commercial and industrial portfolios, as the effect of the COVID-19 pandemic on market conditions began to impact our customer base. Consumer nonaccrual loans increased $189 million, predominantly driven by higher nonaccruals in the real estate 1-4 family first mortgage portfolio, as the implementation of CECL required purchased credit-impaired (PCI) loans to be classified as non-accruing based on performance.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	March 31, 2020		December 31, 2019		March 31, 2019
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,779	0.44%	$1,545	0.44%	$1,986	0.57%
Real estate mortgage	944	0.77	573	0.47	699	0.57
Real estate construction	21	0.10	41	0.21	36	0.16
Lease financing	131	0.68	95	0.48	76	0.40
Total commercial	2,875	0.51	2,254	0.44	2,797	0.55
Consumer:
Real estate 1-4 family first mortgage	2,372	0.81	2,150	0.73	3,026	1.06
Real estate 1-4 family junior lien mortgage	769	2.70	796	2.70	916	2.77
Automobile	99	0.20	106	0.22	116	0.26
Other revolving credit and installment	41	0.12	40	0.12	50	0.14
Total consumer	3,281	0.74	3,092	0.69	4,108	0.94
Total nonaccrual loans	6,156	0.61	5,346	0.56	6,905	0.73
Foreclosed assets:
Government insured/guaranteed	43		50		75
Non-government insured/guaranteed	209		253		361
Total foreclosed assets	252		303		436
Total nonperforming assets	$6,408	0.63%	$5,649	0.59%	$7,341	0.77%
Change from prior quarter:
Total nonaccrual loans	$810		$(199)		$409
Total nonperforming assets	759		(333)		394

Allowance for Credit Losses for Loans
The allowance for credit losses (ACL) for loans was $10.5 billion at December 31, 2019. Upon adoption of CECL on January 1, 2020, we recognized a decrease in our ACL for loans of approximately $1.3 billion, as a cumulative effect adjustment from change in accounting policies, with a corresponding increase in retained earnings (pre tax). At March 31, 2020, the ACL for loans, including the allowance for unfunded commitments, totaled $12.0 billion, up $1.6 billion from December 31, 2019, driven by a $2.9 billion reserve build1 in first quarter 2020, partially offset by the $1.3 billion decline as a result of adopting CECL. The increase in the ACL for loans reflects forecasted credit deterioration due to the COVID-19 pandemic and credit weakness in the oil and gas portfolio due to the recent sharp declines in oil prices. The allowance coverage for total loans was 1.19%, compared with 1.09% in fourth quarter 2019. The allowance covered 3.3 times annualized first quarter net charge-offs, compared with 3.4 times in the prior quarter. The allowance coverage for nonaccrual loans was 195% at March 31, 2020, compared with 196% at December 31, 2019.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. On February 11, 2020, we announced a new organizational structure with five principal lines of business: Consumer and Small Business Banking; Consumer Lending; Commercial Banking; Corporate and Investment Banking; and Wealth and Investment Management. This new organizational structure is intended to help drive operating, control, and business performance. The Company is currently in the process of transitioning to this new organizational structure, including identifying leadership for some of these principal business lines and aligning management reporting and allocation methodologies. These changes will not impact the consolidated financial results of the Company, but are expected to result in changes to our operating segments. We will update our operating segment disclosures, including comparative financial results, when the Company completes its transition and is managed in accordance with the new organizational structure.

Segment net income (loss) for each of the three current business segments was:

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
Community Banking	$155	429	2,823
Wholesale Banking	311	2,493	2,770
Wealth and Investment Management	463	254	577
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses with annual sales generally up to $5 million in which the owner generally is the financial decision maker. These financial products and services include checking and savings accounts, credit and debit cards, automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of other segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
Total revenue	$9,496	10,522	11,750
Provision for credit losses	1,718	522	710
Noninterest expense	7,116	9,029	7,689
Segment net income	155	429	2,823
(in billions)
Average loans	462.6	462.5	458.2
Average assets	1,039.2	1,039.3	1,015.4
Average deposits	798.6	794.6	765.6
First Quarter 2020 vs. Fourth Quarter 2019

•	Net income of $155 million, down $274 million, or 64%

•
Revenue of $9.5 billion, down $1.0 billion, or 10%, driven by net losses from equity securities reflecting lower deferred compensation plan investment results (largely offset by lower employee benefits expense), lower mortgage banking revenue, and lower card fees, partially offset by a gain from the sale of residential mortgage loans and higher net interest income

•
Noninterest expense of $7.1 billion decreased $1.9 billion, or 21%, predominantly driven by lower operating losses and lower personnel expense primarily due to lower deferred compensation expense (largely offset by net losses from equity securities), as well as lower outside professional services expense

•	Provision for credit losses increased $1.2 billion, predominantly due to a $1.0 billion reserve build[1] in first quarter 2020 reflecting forecasted credit deterioration due to the COVID-19 pandemic

First Quarter 2020 vs. First Quarter 2019

•	Net income down $2.7 billion, or 95%

•
Revenue down $2.3 billion, or 19%, largely driven by net losses from equity securities reflecting lower deferred compensation plan investment results (largely offset by lower employee benefits expense), as well as lower mortgage banking income, card fees, and net interest income, partially offset by higher service charges on deposit accounts, as first quarter 2019 included a higher level of fee waivers associated with customers affected by our data center system outage and the government shutdown

•
Noninterest expense decreased $573 million, or 7%, predominantly due to lower employee benefits expense due to lower deferred compensation expense (largely offset by net losses from equity securities), partially offset by higher operating losses

•	Provision for credit losses increased $1.0 billion, predominantly due to a $1.0 billion reserve build[1] in first quarter 2020 reflecting forecasted credit deterioration due to the COVID-19 pandemic
Business Metrics and Highlights

•	Primary consumer checking customers[6],[7] of 24.4 million, up 1.9% from a year ago

•	Debit card point-of-sale purchase volume[8] of $90.6 billion in the first quarter, up 5% from first quarter 2019

•	General purpose credit card point-of-sale purchase volume of $18.2 billion in the first quarter, down 1% from first quarter 2019

•	30.9 million digital (online and mobile) active customers, including 24.7 million mobile active customers7, [9]

•	5,329 retail bank branches as of the end of first quarter 2020, reflecting 24 branch consolidations in the quarter

•	Home Lending

◦	Originations of $48 billion in first quarter 2020, down from $60 billion in fourth quarter 2019, driven primarily by seasonality

▪	Originations of loans held-for-sale and loans held-for-investment were $33 billion and $15 billion, respectively

◦	Production margin on residential held-for-sale mortgage loan originations[10] of 1.08% in first quarter 2020, down from 1.21% in fourth quarter 2019

◦	Applications of $108 billion in first quarter 2020, up from $72 billion in fourth quarter 2019, driven primarily by lower interest rates

◦	Unclosed application pipeline of $62 billion at quarter end, up from $33 billion at December 31, 2019, driven primarily by lower interest rates

•	Automobile originations of $6.5 billion in the first quarter, up 19% from first quarter 2019, reflecting our renewed emphasis on growing auto loans following the restructuring of the business
6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. Management uses this metric to help monitor trends in checking customer engagement with the Company.
7 Data as of February 2020, comparisons with February 2019.
8 Combined consumer and business debit card purchase volume dollars.
9 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
10 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 40 for more information.

Wholesale Banking provides financial solutions to businesses with annual sales generally in excess of $5 million and to financial institutions globally. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
Total revenue	$5,817	6,559	7,111
Provision for credit losses	2,288	124	134
Noninterest expense	3,763	3,743	3,838
Segment net income	311	2,493	2,770
(in billions)
Average loans	484.5	476.5	476.4
Average assets	885.0	877.6	844.5
Average deposits	456.6	447.4	409.8
First Quarter 2020 vs. Fourth Quarter 2019

•	Net income of $311 million, down $2.2 billion, or 88%

•
Revenue of $5.8 billion, down $742 million, or 11%, driven by lower net interest income, and lower other income as fourth quarter 2019 included a $362 million gain from the sale of Eastdil, as well as declines in market sensitive revenue[5] and mortgage banking fees

•	Noninterest expense of $3.8 billion increased $20 million, or 1%, reflecting seasonally higher personnel expense

•
Provision for credit losses increased $2.2 billion, predominantly due to a $2.1 billion reserve build[1] in first quarter 2020, reflecting forecasted credit deterioration due to the COVID-19 pandemic and higher charge-offs in the oil and gas portfolio driven by the significant decline in oil prices

First Quarter 2020 vs. First Quarter 2019

•	Net income down $2.5 billion, or 89%

•
Revenue down $1.3 billion, or 18%, driven by lower net interest income, as well as declines in a variety of other income categories including market sensitive revenue[4], other noninterest income, lease income, and commercial real estate brokerage fees (due to the sale of Eastdil). These decreases were partially offset by higher investment banking fees

•
Noninterest expense decreased $75 million, or 2%, reflecting the sale of Eastdil, as well as lower personnel expense, lease expense, and travel expense, partially offset by higher regulatory and risk related expense

•
Provision for credit losses increased $2.2 billion, predominantly due to a $2.1 billion reserve build[1] in first quarter 2020, reflecting forecasted credit deterioration due to the COVID-19 pandemic and higher charge-offs in the oil and gas portfolio driven by the significant decline in oil prices

Business Metrics and Highlights

•	Commercial card spend volume[11] of $8.1 billion in first quarter 2020, down 4% from first quarter 2019, primarily due to reduced travel and entertainment spend as a result of the COVID-19 pandemic

•	2.0 billion ACH payment transactions originated[12] in first quarter 2020, up 12% from first quarter 2019

•	U.S. investment banking market share of 4.0% in first quarter 2020[13], compared with 3.2% in first quarter 2019[13]
11 Includes commercial card volume for the entire company.
12 Includes ACH payment transactions originated by the entire company.
13 Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
Total revenue	$3,715	4,071	4,079
Provision (reversal of provision) for credit losses	8	(1)	4
Noninterest expense	3,103	3,729	3,303
Segment net income	463	254	577
(in billions)
Average loans	78.5	77.1	74.4
Average assets	88.1	85.5	83.2
Average deposits	151.4	145.0	153.2
First Quarter 2020 vs. Fourth Quarter 2019

•	Net income of $463 million, up $209 million, or 82%

•
Revenue of $3.7 billion, down $356 million, or 9%, predominantly due to net losses from equity securities driven by a $359 million decline in deferred compensation plan investment results (largely offset by lower employee benefits expense), and lower net interest income, partially offset by higher retail brokerage advisory fees (priced at the beginning of the quarter) and higher brokerage transaction revenue

•
Noninterest expense of $3.1 billion decreased $626 million, or 17%, primarily due to lower employee benefits expense driven by a $362 million decline in deferred compensation expense (largely offset by net losses from equity securities) and lower operating losses, as well as lower technology and equipment expense, partially offset by seasonally higher personnel expense and higher broker commissions

First Quarter 2020 vs. First Quarter 2019

•	Net income down $114 million, or 20%

•
Revenue down $364 million, or 9%, predominantly due to net losses from equity securities driven by a $394 million decline in deferred compensation plan investment results (largely offset by lower employee benefits expense) and lower net interest income, partially offset by higher retail brokerage advisory fees and brokerage transaction revenue

•
Noninterest expense decreased $200 million, or 6%, predominantly due to lower employee benefits expense driven by a $389 million decline in deferred compensation expense (largely offset by net losses from equity securities), partially offset by higher broker commissions and higher regulatory, risk, and technology expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.6 trillion, down 12% from a year ago, primarily driven by lower market valuations and net outflows in the Correspondent Clearing business

•	Average loan balances up 6% compared with a year ago

•	First quarter 2020 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) up 16% compared with first quarter 2019
Retail Brokerage

•	Client assets of $1.4 trillion, down 13% from the prior year, primarily driven by lower market valuations and net outflows in the Correspondent Clearing business

•	Advisory assets of $499 billion, down 9% from the prior year, primarily driven by lower market valuations and net outflows in the Correspondent Clearing business

•	IRA assets of $367 billion, down 9% from the prior year
Wealth Management

•	Client assets of $213 billion, down 8% from the prior year, primarily driven by lower market valuations
Asset Management

•	Total assets under management of $518 billion, up 9% from the prior year, primarily driven by higher money market fund net inflows, partially offset by equity and fixed income net outflows

Conference Call
The Company will host a live conference call on Tuesday, April 14, at 7:00 a.m. PT (10:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=513.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Tuesday, April 14 through Tuesday, April 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #5371395. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao/index.jsp?seid=513.

Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels, ratios or targets; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) expectations regarding our effective income tax rate; (xiii) the outcome of contingencies, such as legal proceedings; and (xiv) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•	the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of impairments of securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board;

•	changes to U.S. tax guidance and regulations, as well as the effect of discrete items on our effective income tax rate;

•	our ability to develop and execute effective business plans and strategies; and

•
the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Current Report on Form 8-K filed on April 14, 2020.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Current Report on Form 8-K filed on April 14, 2020, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.98 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,400 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 31 countries and territories to support customers who conduct business in the global economy. With approximately 263,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2019 rankings of America’s largest corporations.

Contact Information
Media
Peter Gilchrist, 704-715-3213
peter.gilchrist@wellsfargo.com

Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar 31, 2020 from
($ in millions, except per share amounts)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Dec 31, 2019	Mar 31, 2019
For the Period
Wells Fargo net income	$653	2,873	5,860	(77)%	(89)
Wells Fargo net income applicable to common stock	42	2,546	5,507	(98)	(99)
Diluted earnings per common share	0.01	0.60	1.20	(98)	(99)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.13%	0.59	1.26	(78)	(90)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	0.10	5.91	12.71	(98)	(99)
Return on average tangible common equity (ROTCE)(1)	0.12	7.08	15.16	(98)	(99)
Efficiency ratio (2)	73.6	78.6	64.4	(6)	14
Total revenue	$17,717	19,860	21,609	(11)	(18)
Pre-tax pre-provision profit (PTPP)(3)	4,669	4,246	7,693	10	(39)
Dividends declared per common share	0.51	0.51	0.45	—	13
Average common shares outstanding	4,104.8	4,197.1	4,551.5	(2)	(10)
Diluted average common shares outstanding	4,135.3	4,234.6	4,584.0	(2)	(10)
Average loans	$965,046	956,536	950,010	1	2
Average assets	1,950,659	1,941,843	1,883,091	—	4
Average total deposits	1,337,963	1,321,913	1,262,062	1	6
Average consumer and small business banking deposits (4)	779,521	763,169	739,654	2	5
Net interest margin	2.58%	2.53	2.91	2	(11)
At Period End
Debt securities	$501,563	497,125	483,467	1	4
Loans	1,009,843	962,265	948,249	5	6
Allowance for loan losses	11,263	9,551	9,900	18	14
Goodwill	26,381	26,390	26,420	—	—
Equity securities	54,047	68,241	58,440	(21)	(8)
Assets	1,981,349	1,927,555	1,887,792	3	5
Deposits	1,376,532	1,322,626	1,264,013	4	9
Common stockholders' equity	162,654	166,669	176,025	(2)	(8)
Wells Fargo stockholders’ equity	182,718	187,146	197,832	(2)	(8)
Total equity	183,330	187,984	198,733	(2)	(8)
Tangible common equity (1)	134,787	138,506	147,723	(3)	(9)
Common shares outstanding	4,096.4	4,134.4	4,511.9	(1)	(9)
Book value per common share (5)	$39.71	40.31	39.01	(1)	2
Tangible book value per common share (1)(5)	32.90	33.50	32.74	(2)	—
Team members (active, full-time equivalent)	262,800	259,800	262,100	1	—

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 34.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
For the Quarter
Wells Fargo net income	$653	2,873	4,610	6,206	5,860
Wells Fargo net income applicable to common stock	42	2,546	4,037	5,848	5,507
Diluted earnings per common share	0.01	0.60	0.92	1.30	1.20
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.13%	0.59	0.95	1.31	1.26
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	0.10	5.91	9.00	13.26	12.71
Return on average tangible common equity (ROTCE)(1)	0.12	7.08	10.70	15.78	15.16
Efficiency ratio (2)	73.6	78.6	69.1	62.3	64.4
Total revenue	$17,717	19,860	22,010	21,584	21,609
Pre-tax pre-provision profit (PTPP)(3)	4,669	4,246	6,811	8,135	7,693
Dividends declared per common share	0.51	0.51	0.51	0.45	0.45
Average common shares outstanding	4,104.8	4,197.1	4,358.5	4,469.4	4,551.5
Diluted average common shares outstanding	4,135.3	4,234.6	4,389.6	4,495.0	4,584.0
Average loans	$965,046	956,536	949,760	947,460	950,010
Average assets	1,950,659	1,941,843	1,927,415	1,900,627	1,883,091
Average total deposits	1,337,963	1,321,913	1,291,375	1,268,979	1,262,062
Average consumer and small business banking deposits (4)	779,521	763,169	749,529	742,671	739,654
Net interest margin	2.58%	2.53	2.66	2.82	2.91
At Quarter End
Debt securities	$501,563	497,125	503,528	482,067	483,467
Loans	1,009,843	962,265	954,915	949,878	948,249
Allowance for loan losses	11,263	9,551	9,715	9,692	9,900
Goodwill	26,381	26,390	26,388	26,415	26,420
Equity securities	54,047	68,241	63,884	61,537	58,440
Assets	1,981,349	1,927,555	1,943,950	1,923,388	1,887,792
Deposits	1,376,532	1,322,626	1,308,495	1,288,426	1,264,013
Common stockholders' equity	162,654	166,669	172,827	177,235	176,025
Wells Fargo stockholders’ equity	182,718	187,146	193,304	199,042	197,832
Total equity	183,330	187,984	194,416	200,037	198,733
Tangible common equity (1)	134,787	138,506	144,481	148,864	147,723
Common shares outstanding	4,096.4	4,134.4	4,269.1	4,419.6	4,511.9
Book value per common share (5)	$39.71	40.31	40.48	40.10	39.01
Tangible book value per common share (1)(5)	32.90	33.50	33.84	33.68	32.74
Team members (active, full-time equivalent)	262,800	259,800	261,400	262,800	262,100

(1)
Tangible common equity, return on average tangible common equity, and tangible book value per common share are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 34.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2020	2019	Change
Interest income
Debt securities	$3,472	3,941	(12)%
Mortgage loans held for sale	197	152	30
Loans held for sale	12	24	(50)
Loans	10,065	11,354	(11)
Equity securities	206	210	(2)
Other interest income	775	1,322	(41)
Total interest income	14,727	17,003	(13)
Interest expense
Deposits	1,742	2,026	(14)
Short-term borrowings	291	596	(51)
Long-term debt	1,240	1,927	(36)
Other interest expense	142	143	(1)
Total interest expense	3,415	4,692	(27)
Net interest income	11,312	12,311	(8)
Provision for credit losses:
Debt securities	172	—	NM
Loans	3,833	845	354
Net interest income after provision for credit losses	7,307	11,466	(36)
Noninterest income
Service charges on deposit accounts	1,209	1,094	11
Trust and investment fees	3,574	3,373	6
Card fees	892	944	(6)
Other fees	632	770	(18)
Mortgage banking	379	708	(46)
Insurance	95	96	(1)
Net gains from trading activities	64	357	(82)
Net gains on debt securities	237	125	90
Net gains (losses) from equity securities	(1,401)	814	NM
Lease income	352	443	(21)
Other	372	574	(35)
Total noninterest income	6,405	9,298	(31)
Noninterest expense
Salaries	4,721	4,425	7
Commission and incentive compensation	2,463	2,845	(13)
Employee benefits	1,130	1,938	(42)
Technology and equipment	661	661	—
Net occupancy	715	717	—
Core deposit and other intangibles	23	28	(18)
FDIC and other deposit assessments	118	159	(26)
Other	3,217	3,143	2
Total noninterest expense	13,048	13,916	(6)
Income before income tax expense	664	6,848	(90)
Income tax expense	159	881	(82)
Net income before noncontrolling interests	505	5,967	(92)
Less: Net income (loss) from noncontrolling interests	(148)	107	NM
Wells Fargo net income	$653	5,860	(89)
Less: Preferred stock dividends and other	611	353	73
Wells Fargo net income applicable to common stock	$42	5,507	(99)
Per share information
Earnings per common share	$0.01	1.21	(99)
Diluted earnings per common share	0.01	1.20	(99)
Average common shares outstanding	4,104.8	4,551.5	(10)
Diluted average common shares outstanding	4,135.3	4,584.0	(10)
NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Interest income
Debt securities	$3,472	3,567	3,666	3,781	3,941
Mortgage loans held for sale	197	234	232	195	152
Loans held for sale	12	15	20	20	24
Loans	10,065	10,494	10,982	11,316	11,354
Equity securities	206	269	247	236	210
Other interest income	775	1,016	1,352	1,438	1,322
Total interest income	14,727	15,595	16,499	16,986	17,003
Interest expense
Deposits	1,742	2,072	2,324	2,213	2,026
Short-term borrowings	291	439	635	646	596
Long-term debt	1,240	1,743	1,780	1,900	1,927
Other interest expense	142	141	135	132	143
Total interest expense	3,415	4,395	4,874	4,891	4,692
Net interest income	11,312	11,200	11,625	12,095	12,311
Provision for credit losses:
Debt securities	172	—	—	—	—
Loans	3,833	644	695	503	845
Net interest income after provision for credit losses	7,307	10,556	10,930	11,592	11,466
Noninterest income
Service charges on deposit accounts	1,209	1,279	1,219	1,206	1,094
Trust and investment fees	3,574	3,572	3,559	3,568	3,373
Card fees	892	1,020	1,027	1,025	944
Other fees	632	656	858	800	770
Mortgage banking	379	783	466	758	708
Insurance	95	98	91	93	96
Net gains from trading activities	64	131	276	229	357
Net gains (losses) on debt securities	237	(8)	3	20	125
Net gains (losses) from equity securities	(1,401)	451	956	622	814
Lease income	352	343	402	424	443
Other	372	335	1,528	744	574
Total noninterest income	6,405	8,660	10,385	9,489	9,298
Noninterest expense
Salaries	4,721	4,721	4,695	4,541	4,425
Commission and incentive compensation	2,463	2,651	2,735	2,597	2,845
Employee benefits	1,130	1,436	1,164	1,336	1,938
Technology and equipment	661	802	693	607	661
Net occupancy	715	749	760	719	717
Core deposit and other intangibles	23	26	27	27	28
FDIC and other deposit assessments	118	130	93	144	159
Other	3,217	5,099	5,032	3,478	3,143
Total noninterest expense	13,048	15,614	15,199	13,449	13,916
Income before income tax expense	664	3,602	6,116	7,632	6,848
Income tax expense	159	678	1,304	1,294	881
Net income before noncontrolling interests	505	2,924	4,812	6,338	5,967
Less: Net income (loss) from noncontrolling interests	(148)	51	202	132	107
Wells Fargo net income	$653	2,873	4,610	6,206	5,860
Less: Preferred stock dividends and other	611	327	573	358	353
Wells Fargo net income applicable to common stock	$42	2,546	4,037	5,848	5,507
Per share information
Earnings per common share	$0.01	0.61	0.93	1.31	1.21
Diluted earnings per common share	0.01	0.60	0.92	1.30	1.20
Average common shares outstanding	4,104.8	4,197.1	4,358.5	4,469.4	4,551.5
Diluted average common shares outstanding	4,135.3	4,234.6	4,389.6	4,495.0	4,584.0

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended March 31,		%
(in millions)	2020	2019	Change
Wells Fargo net income	$653	5,860	(89)%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains (losses) arising during the period	(110)	2,831	NM
Reclassification of net gains to net income	(172)	(81)	112
Derivative and hedging activities:
Net unrealized gains (losses) arising during the period	124	(35)	NM
Reclassification of net losses to net income	58	79	(27)
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	3	(4)	NM
Amortization of net actuarial loss, settlements and other to net income	36	35	3
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(194)	42	NM
Other comprehensive income (loss), before tax	(255)	2,867	NM
Income tax benefit (expense) related to other comprehensive income	1	(694)	NM
Other comprehensive income (loss), net of tax	(254)	2,173	NM
Less: Other comprehensive loss from noncontrolling interests	(1)	—	—
Wells Fargo other comprehensive income (loss), net of tax	(253)	2,173	NM
Wells Fargo comprehensive income	400	8,033	(95)
Comprehensive income (loss) from noncontrolling interests	(149)	107	NM
Total comprehensive income	$251	8,140	(97)
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Balance, beginning of period	$187,984	194,416	200,037	198,733	197,066
Cumulative effect from change in accounting policies (1)	991	—	—	—	(11)
Wells Fargo net income	653	2,873	4,610	6,206	5,860
Wells Fargo other comprehensive income, net of tax	(253)	328	585	1,458	2,173
Noncontrolling interests	(226)	(274)	117	94	1
Common stock issued	1,677	341	278	399	1,139
Common stock repurchased	(3,407)	(7,367)	(7,448)	(4,898)	(4,820)
Preferred stock redeemed (2)	(2,470)	—	(1,550)	—	—
Preferred stock released by ESOP	—	—	142	193	—
Preferred stock issued (3)	1,968	—	—	—	—
Common stock dividends	(2,096)	(2,145)	(2,230)	(2,015)	(2,054)
Preferred stock dividends	(339)	(327)	(353)	(358)	(353)
Stock incentive compensation expense	181	181	262	247	544
Net change in deferred compensation and related plans	(1,333)	(42)	(34)	(22)	(812)
Balance, end of period	$183,330	187,984	194,416	200,037	198,733

(1)
Effective January 1, 2020, we adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses. Effective January 1, 2019, we adopted ASU 2016-02, Leases, and ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities.

(2)
Represents the impact of the redemption of the remaining shares of Preferred Stock, Series K, in first quarter 2020, the partial redemption of Preferred Stock, Series T, in first quarter 2020, and the partial redemption of Preferred Stock, Series K, in third quarter 2019.

(3)	Represents the issuance of Preferred Stock, Series Z, in first quarter 2020.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended March 31,
	2020			2019
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$129,522	1.18%	$381	140,784	2.33%	$810
Federal funds sold and securities purchased under resale agreements	107,555	1.42	380	83,539	2.40	495
Debt securities (2):
Trading debt securities	101,062	3.05	770	89,378	3.58	798
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	10,781	1.40	38	14,070	2.14	74
Securities of U.S. states and political subdivisions	38,950	3.43	334	48,342	4.02	486
Mortgage-backed securities:
Federal agencies	158,639	2.68	1,062	151,494	3.10	1,173
Residential and commercial	4,648	2.82	33	5,984	4.31	64
Total mortgage-backed securities	163,287	2.68	1,095	157,478	3.14	1,237
Other debt securities	39,541	3.48	343	46,788	4.46	517
Total available-for-sale debt securities	252,559	2.87	1,810	266,678	3.48	2,314
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	45,937	2.19	251	44,754	2.20	243
Securities of U.S. states and political subdivisions	13,536	3.84	130	6,158	4.03	62
Federal agency and other mortgage-backed securities	98,394	2.55	628	96,004	2.74	656
Other debt securities	24	3.10	—	61	3.96	1
Total held-to-maturity debt securities	157,891	2.56	1,009	146,977	2.63	962
Total debt securities	511,512	2.81	3,589	503,033	3.25	4,074
Mortgage loans held for sale (3)	20,361	3.87	197	13,898	4.37	152
Loans held for sale (3)	1,485	3.17	12	1,862	5.25	24
Loans:
Commercial loans:
Commercial and industrial - U.S.	288,502	3.55	2,546	286,577	4.48	3,169
Commercial and industrial - Non-U.S.	70,659	3.16	556	62,821	3.90	604
Real estate mortgage	121,788	3.92	1,187	121,417	4.58	1,373
Real estate construction	20,277	4.54	229	22,435	5.43	301
Lease financing	19,288	4.40	212	19,391	4.61	224
Total commercial loans	520,514	3.65	4,730	512,641	4.48	5,671
Consumer loans:
Real estate 1-4 family first mortgage	293,556	3.61	2,650	285,214	3.96	2,821
Real estate 1-4 family junior lien mortgage	28,905	5.14	370	33,791	5.75	481
Credit card	39,756	12.21	1,207	38,182	12.88	1,212
Automobile	48,258	4.96	596	44,833	5.19	574
Other revolving credit and installment	34,057	6.32	534	35,349	7.14	623
Total consumer loans	444,532	4.83	5,357	437,369	5.26	5,711
Total loans (3)	965,046	4.20	10,087	950,010	4.84	11,382
Equity securities	37,532	2.22	208	33,080	2.56	211
Other	7,431	0.77	14	4,416	1.63	18
Total earning assets	$1,780,444	3.35%	$14,868	1,730,622	4.00%	$17,166
Funding sources
Deposits:
Interest-bearing checking	$63,086	0.86%	$135	56,253	1.42%	$197
Market rate and other savings	762,138	0.52	978	688,568	0.50	847
Savings certificates	30,099	1.47	110	25,231	1.26	78
Other time deposits	81,978	1.74	356	97,830	2.67	645
Deposits in non-U.S. offices	53,335	1.23	163	55,443	1.89	259
Total interest-bearing deposits	990,636	0.71	1,742	923,325	0.89	2,026
Short-term borrowings	102,977	1.14	292	108,651	2.23	597
Long-term debt	229,002	2.17	1,240	233,172	3.32	1,927
Other liabilities	30,199	1.90	142	25,292	2.28	143
Total interest-bearing liabilities	1,352,814	1.01	3,416	1,290,440	1.47	4,693
Portion of noninterest-bearing funding sources	427,630	—	—	440,182	—	—
Total funding sources	$1,780,444	0.77	3,416	1,730,622	1.09	4,693
Net interest margin and net interest income on a taxable-equivalent basis (4)		2.58%	$11,452		2.91%	$12,473
Noninterest-earning assets
Cash and due from banks	$20,571			19,614
Goodwill	26,387			26,420
Other	123,257			106,435
Total noninterest-earning assets	$170,215			152,469
Noninterest-bearing funding sources
Deposits	$347,327			338,737
Other liabilities	62,348			55,565
Total equity	188,170			198,349
Noninterest-bearing funding sources used to fund earning assets	(427,630)			(440,182)
Net noninterest-bearing funding sources	$170,215			152,469
Total assets	$1,950,659			1,883,091

Average prime rate		4.41%			5.50%
Average three-month London Interbank Offered Rate (LIBOR)		1.53			2.69

(1)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)	Nonaccrual loans and related income are included in their respective loan categories.

(4)
Includes taxable-equivalent adjustments of $140 million and $162 million for the quarters ended March 31, 2020 and 2019, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Mar 31, 2020		Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$129.5	1.18%	$127.3	1.63%	$134.0	2.14%	$141.0	2.33%	$140.8	2.33%
Federal funds sold and securities purchased under resale agreements	107.6	1.42	109.2	1.72	105.9	2.24	98.1	2.44	83.5	2.40
Debt securities (2):
Trading debt securities	101.1	3.05	103.8	3.12	94.7	3.35	86.5	3.45	89.4	3.58
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	10.8	1.40	15.6	1.79	16.0	2.14	15.4	2.21	14.1	2.14
Securities of U.S. states and political subdivisions	39.0	3.43	39.5	3.58	43.3	3.78	45.8	4.02	48.3	4.02
Mortgage-backed securities:
Federal agencies	158.6	2.68	161.1	2.58	154.1	2.77	149.8	2.99	151.5	3.10
Residential and commercial	4.6	2.82	4.8	4.40	5.2	4.02	5.6	4.02	6.0	4.31
Total mortgage-backed securities	163.2	2.68	165.9	2.63	159.3	2.81	155.4	3.03	157.5	3.14
Other debt securities	39.6	3.48	40.5	3.88	42.5	4.12	45.0	4.40	46.8	4.46
Total available-for-sale debt securities	252.6	2.87	261.5	2.92	261.1	3.14	261.6	3.39	266.7	3.48
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	45.9	2.19	45.1	2.19	44.8	2.18	44.8	2.19	44.7	2.20
Securities of U.S. states and political subdivisions	13.5	3.84	12.8	3.88	8.7	4.01	7.0	4.06	6.2	4.03
Federal agency and other mortgage-backed securities	98.4	2.55	95.3	2.49	95.4	2.54	95.4	2.64	95.9	2.74
Other debt securities	—	3.10	—	3.28	0.1	3.58	0.1	3.86	0.1	3.96
Total held-to-maturity debt securities	157.8	2.56	153.2	2.51	149.0	2.52	147.3	2.57	146.9	2.63
Total debt securities	511.5	2.81	518.5	2.84	504.8	3.00	495.4	3.16	503.0	3.25
Mortgage loans held for sale (3)	20.4	3.87	24.0	3.90	22.7	4.08	18.5	4.22	13.9	4.37
Loans held for sale (3)	1.5	3.17	1.4	4.13	2.0	4.17	1.6	4.80	1.9	5.25
Loans:
Commercial loans:
Commercial and industrial - U.S.	288.4	3.55	283.7	3.84	284.3	4.21	285.1	4.47	286.6	4.48
Commercial and industrial - Non-U.S.	70.7	3.16	67.3	3.40	64.0	3.67	62.9	3.90	62.8	3.90
Real estate mortgage	121.8	3.92	122.1	4.07	121.8	4.36	121.9	4.58	121.4	4.58
Real estate construction	20.3	4.54	20.1	4.71	20.7	5.13	21.6	5.36	22.4	5.43
Lease financing	19.3	4.40	19.4	4.41	19.3	4.34	19.1	4.71	19.4	4.61
Total commercial loans	520.5	3.65	512.6	3.90	510.1	4.22	510.6	4.47	512.6	4.48
Consumer loans:
Real estate 1-4 family first mortgage	293.5	3.61	292.4	3.66	288.4	3.74	286.2	3.88	285.2	3.96
Real estate 1-4 family junior lien mortgage	28.9	5.14	30.1	5.32	31.5	5.66	32.6	5.75	33.8	5.75
Credit card	39.8	12.21	39.9	12.26	39.2	12.55	38.2	12.65	38.2	12.88
Automobile	48.3	4.96	47.3	5.04	46.3	5.13	45.2	5.23	44.8	5.19
Other revolving credit and installment	34.0	6.32	34.2	6.60	34.3	6.95	34.7	7.12	35.4	7.14
Total consumer loans	444.5	4.83	443.9	4.92	439.7	5.06	436.9	5.18	437.4	5.26
Total loans (3)	965.0	4.20	956.5	4.37	949.8	4.61	947.5	4.80	950.0	4.84
Equity securities	37.5	2.22	38.3	2.81	37.1	2.68	35.2	2.70	33.1	2.56
Other	7.4	0.77	6.4	1.36	6.6	1.77	4.7	1.76	4.4	1.63
Total earning assets	$1,780.4	3.35%	$1,781.6	3.51%	$1,762.9	3.76%	$1,742.0	3.94%	$1,730.6	4.00%
Funding sources
Deposits:
Interest-bearing checking	$63.1	0.86%	$63.3	1.09%	$59.3	1.39%	$57.5	1.46%	$56.3	1.42%
Market rate and other savings	762.1	0.52	732.7	0.59	711.3	0.66	690.7	0.59	688.6	0.50
Savings certificates	30.1	1.47	32.3	1.68	32.8	1.72	30.6	1.62	25.2	1.26
Other time deposits	82.0	1.74	87.1	2.10	91.8	2.42	96.9	2.61	97.8	2.67
Deposits in non-U.S. offices	53.3	1.23	54.8	1.50	51.7	1.77	51.9	1.86	55.4	1.89
Total interest-bearing deposits	990.6	0.71	970.2	0.85	946.9	0.97	927.6	0.96	923.3	0.89
Short-term borrowings	103.0	1.14	115.9	1.50	121.8	2.07	114.8	2.26	108.6	2.23
Long-term debt	229.0	2.17	230.4	3.02	229.7	3.09	236.7	3.21	233.2	3.32
Other liabilities	30.2	1.90	27.3	2.04	26.2	2.06	24.3	2.18	25.3	2.28
Total interest-bearing liabilities	1,352.8	1.01	1,343.8	1.30	1,324.6	1.46	1,303.4	1.50	1,290.4	1.47
Portion of noninterest-bearing funding sources	427.6	—	437.8	—	438.3	—	438.6	—	440.2	—
Total funding sources	$1,780.4	0.77	$1,781.6	0.98	$1,762.9	1.10	$1,742.0	1.12	$1,730.6	1.09
Net interest margin on a taxable-equivalent basis		2.58%		2.53%		2.66%		2.82%		2.91%
Noninterest-earning assets
Cash and due from banks	$20.6		19.9		19.2		19.5		19.6
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	123.3		113.9		118.9		112.7		106.5
Total noninterest-earnings assets	$170.3		160.2		164.5		158.6		152.5
Noninterest-bearing funding sources
Deposits	$347.4		351.7		344.5		341.4		338.8
Other liabilities	62.3		53.9		58.2		56.1		55.6
Total equity	188.2		192.4		200.1		199.7		198.3
Noninterest-bearing funding sources used to fund earning assets	(427.6)		(437.8)		(438.3)		(438.6)		(440.2)
Net noninterest-bearing funding sources	$170.3		160.2		164.5		158.6		152.5
Total assets	$1,950.7		1,941.8		1,927.4		1,900.6		1,883.1

Average prime rate		4.41%		4.83		5.31		5.50		5.50
Average three-month London Interbank Offered Rate (LIBOR)		1.53		1.93		2.20		2.51		2.69

(1)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(2)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(3)	Nonaccrual loans and related income are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,		%
(in millions)	2020	2019	Change
Service charges on deposit accounts	$1,209	1,094	11%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,482	2,193	13
Trust and investment management	701	786	(11)
Investment banking	391	394	(1)
Total trust and investment fees	3,574	3,373	6
Card fees	892	944	(6)
Other fees:
Lending related charges and fees	328	347	(5)
Cash network fees	106	109	(3)
Commercial real estate brokerage commissions	1	81	(99)
Wire transfer and other remittance fees	110	113	(3)
All other fees	87	120	(28)
Total other fees	632	770	(18)
Mortgage banking:
Servicing income, net	271	364	(26)
Net gains on mortgage loan origination/sales activities	108	344	(69)
Total mortgage banking	379	708	(46)
Insurance	95	96	(1)
Net gains from trading activities	64	357	(82)
Net gains on debt securities	237	125	90
Net gains (losses) from equity securities	(1,401)	814	NM
Lease income	352	443	(21)
Life insurance investment income	161	159	1
All other	211	415	(49)
Total	$6,405	9,298	(31)
NM - Not meaningful

NONINTEREST EXPENSE

	Quarter ended March 31,		%
(in millions)	2020	2019	Change
Salaries	$4,721	4,425	7%
Commission and incentive compensation	2,463	2,845	(13)
Employee benefits	1,130	1,938	(42)
Technology and equipment	661	661	—
Net occupancy (1)	715	717	—
Core deposit and other intangibles	23	28	(18)
FDIC and other deposit assessments	118	159	(26)
Operating losses	464	238	95
Outside professional services	727	678	7
Contract services	630	563	12
Leases (2)	260	286	(9)
Advertising and promotion	181	237	(24)
Outside data processing	165	167	(1)
Travel and entertainment	93	147	(37)
Postage, stationery and supplies	129	122	6
Telecommunications	92	91	1
Foreclosed assets	29	37	(22)
Insurance	25	25	—
All other	422	552	(24)
Total	$13,048	13,916	(6)

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Service charges on deposit accounts	$1,209	1,279	1,219	1,206	1,094
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,482	2,380	2,346	2,318	2,193
Trust and investment management	701	728	729	795	786
Investment banking	391	464	484	455	394
Total trust and investment fees	3,574	3,572	3,559	3,568	3,373
Card fees	892	1,020	1,027	1,025	944
Other fees:
Lending related charges and fees	328	334	349	349	347
Cash network fees	106	108	118	117	109
Commercial real estate brokerage commissions	1	2	170	105	81
Wire transfer and other remittance fees	110	119	121	121	113
All other fees	87	93	100	108	120
Total other fees	632	656	858	800	770
Mortgage banking:
Servicing income, net	271	23	(142)	277	364
Net gains on mortgage loan origination/sales activities	108	760	608	481	344
Total mortgage banking	379	783	466	758	708
Insurance	95	98	91	93	96
Net gains from trading activities	64	131	276	229	357
Net gains (losses) on debt securities	237	(8)	3	20	125
Net gains (losses) from equity securities	(1,401)	451	956	622	814
Lease income	352	343	402	424	443
Life insurance investment income	161	159	173	167	159
All other	211	176	1,355	577	415
Total	$6,405	8,660	10,385	9,489	9,298

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Salaries	$4,721	4,721	4,695	4,541	4,425
Commission and incentive compensation	2,463	2,651	2,735	2,597	2,845
Employee benefits	1,130	1,436	1,164	1,336	1,938
Technology and equipment	661	802	693	607	661
Net occupancy (1)	715	749	760	719	717
Core deposit and other intangibles	23	26	27	27	28
FDIC and other deposit assessments	118	130	93	144	159
Operating losses	464	1,916	1,920	247	238
Outside professional services	727	876	823	821	678
Contract services	630	653	649	624	563
Leases (2)	260	286	272	311	286
Advertising and promotion	181	244	266	329	237
Outside data processing	165	164	167	175	167
Travel and entertainment	93	131	139	163	147
Postage, stationery and supplies	129	160	117	119	122
Telecommunications	92	92	91	93	91
Foreclosed assets	29	39	52	35	37
Insurance	25	25	25	25	25
All other	422	513	511	536	552
Total	$13,048	15,614	15,199	13,449	13,916

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION PLAN INVESTMENT RESULTS

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net interest income	$12	26	13	18	13
Net gains (losses) from equity securities	(621)	236	(4)	87	345
Total revenue (losses) from deferred compensation plan investments	(609)	262	9	105	358
Employee benefits expense (1)	(598)	263	5	114	357
Income (loss) before income tax expense	$(11)	(1)	4	(9)	1

(1)	Represents change in deferred compensation plan liability.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Mar 31, 2020	Dec 31, 2019	% Change
Assets
Cash and due from banks	$22,738	21,757	5%
Interest-earning deposits with banks	128,071	119,493	7
Total cash, cash equivalents, and restricted cash	150,809	141,250	7
Federal funds sold and securities purchased under resale agreements	86,465	102,140	(15)
Debt securities:
Trading, at fair value	80,425	79,733	1
Available-for-sale, at fair value (includes allowance for credit losses)	251,229	263,459	(5)
Held-to-maturity, at amortized cost, net of allowance for credit losses	169,909	153,933	10
Mortgage loans held for sale	21,795	23,342	(7)
Loans held for sale	1,883	977	93
Loans	1,009,843	962,265	5
Allowance for loan losses	(11,263)	(9,551)	18
Net loans	998,580	952,714	5
Mortgage servicing rights:
Measured at fair value	8,126	11,517	(29)
Amortized	1,406	1,430	(2)
Premises and equipment, net	9,108	9,309	(2)
Goodwill	26,381	26,390	—
Derivative assets	25,023	14,203	76
Equity securities	54,047	68,241	(21)
Other assets	96,163	78,917	22
Total assets	$1,981,349	1,927,555	3
Liabilities
Noninterest-bearing deposits	$379,678	344,496	10
Interest-bearing deposits	996,854	978,130	2
Total deposits	1,376,532	1,322,626	4
Short-term borrowings	92,289	104,512	(12)
Derivative liabilities	15,618	9,079	72
Accrued expenses and other liabilities	76,238	75,163	1
Long-term debt	237,342	228,191	4
Total liabilities	1,798,019	1,739,571	3
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,347	21,549	(1)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	59,849	61,049	(2)
Retained earnings	165,308	166,697	(1)
Cumulative other comprehensive income (loss)	(1,564)	(1,311)	19
Treasury stock – 1,385,401,170 shares and 1,347,385,537 shares	(70,215)	(68,831)	2
Unearned ESOP shares	(1,143)	(1,143)	—
Total Wells Fargo stockholders’ equity	182,718	187,146	(2)
Noncontrolling interests	612	838	(27)
Total equity	183,330	187,984	(2)
Total liabilities and equity	$1,981,349	1,927,555	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Assets
Cash and due from banks	$22,738	21,757	22,401	20,880	20,650
Interest-earning deposits with banks	128,071	119,493	126,330	143,547	128,318
Total cash, cash equivalents, and restricted cash	150,809	141,250	148,731	164,427	148,968
Federal funds sold and securities purchased under resale agreements	86,465	102,140	103,051	112,119	98,621
Debt securities:
Trading, at fair value	80,425	79,733	79,113	70,208	70,378
Available-for-sale, at fair value (includes allowance for credit losses)	251,229	263,459	271,236	265,983	268,099
Held-to-maturity, at amortized cost, net of allowance for credit losses	169,909	153,933	153,179	145,876	144,990
Mortgage loans held for sale	21,795	23,342	25,448	22,998	15,016
Loans held for sale	1,883	977	1,532	1,181	1,018
Loans	1,009,843	962,265	954,915	949,878	948,249
Allowance for loan losses	(11,263)	(9,551)	(9,715)	(9,692)	(9,900)
Net loans	998,580	952,714	945,200	940,186	938,349
Mortgage servicing rights:
Measured at fair value	8,126	11,517	11,072	12,096	13,336
Amortized	1,406	1,430	1,397	1,407	1,427
Premises and equipment, net	9,108	9,309	9,315	9,435	8,825
Goodwill	26,381	26,390	26,388	26,415	26,420
Derivative assets	25,023	14,203	14,680	13,162	11,238
Equity securities	54,047	68,241	63,884	61,537	58,440
Other assets	96,163	78,917	89,724	76,358	82,667
Total assets	$1,981,349	1,927,555	1,943,950	1,923,388	1,887,792
Liabilities
Noninterest-bearing deposits	$379,678	344,496	355,259	340,813	341,399
Interest-bearing deposits	996,854	978,130	953,236	947,613	922,614
Total deposits	1,376,532	1,322,626	1,308,495	1,288,426	1,264,013
Short-term borrowings	92,289	104,512	123,908	115,344	106,597
Derivative liabilities	15,618	9,079	9,948	8,399	7,393
Accrued expenses and other liabilities	76,238	75,163	76,532	69,706	74,717
Long-term debt	237,342	228,191	230,651	241,476	236,339
Total liabilities	1,798,019	1,739,571	1,749,534	1,723,351	1,689,059
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,347	21,549	21,549	23,021	23,214
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	59,849	61,049	60,866	60,625	60,409
Retained earnings	165,308	166,697	166,320	164,551	160,776
Cumulative other comprehensive income (loss)	(1,564)	(1,311)	(1,639)	(2,224)	(3,682)
Treasury stock	(70,215)	(68,831)	(61,785)	(54,775)	(50,519)
Unearned ESOP shares	(1,143)	(1,143)	(1,143)	(1,292)	(1,502)
Total Wells Fargo stockholders’ equity	182,718	187,146	193,304	199,042	197,832
Noncontrolling interests	612	838	1,112	995	901
Total equity	183,330	187,984	194,416	200,037	198,733
Total liabilities and equity	$1,981,349	1,927,555	1,943,950	1,923,388	1,887,792

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Trading assets
Debt securities	$80,425	79,733	79,113	70,208	70,378
Equity securities	13,573	27,440	24,436	23,327	20,933
Loans held for sale	1,673	972	1,501	1,118	998
Gross trading derivative assets	72,527	34,825	39,926	34,683	30,002
Netting (1)	(49,821)	(21,463)	(26,414)	(22,827)	(20,809)
Total trading derivative assets	22,706	13,362	13,512	11,856	9,193
Total trading assets	118,377	121,507	118,562	106,509	101,502
Trading liabilities
Short sales	17,603	17,430	18,290	15,955	21,586
Gross trading derivative liabilities	67,891	33,861	38,308	33,458	28,994
Netting (1)	(53,598)	(26,074)	(29,708)	(26,417)	(22,810)
Total trading derivative liabilities	14,293	7,787	8,600	7,041	6,184
Total trading liabilities	$31,896	25,217	26,890	22,996	27,770

(1)	Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Trading debt securities	$80,425	79,733	79,113	70,208	70,378
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	11,036	14,960	16,549	15,319	15,106
Securities of U.S. states and political subdivisions	38,144	40,337	40,503	45,095	49,700
Mortgage-backed securities:
Federal agencies	160,214	162,453	167,535	155,858	150,663
Residential and commercial	4,430	4,761	5,079	5,443	5,828
Total mortgage-backed securities	164,644	167,214	172,614	161,301	156,491
Other debt securities	37,405	40,948	41,570	44,268	46,802
Total available-for-sale debt securities	251,229	263,459	271,236	265,983	268,099
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	48,569	45,541	44,774	44,766	44,758
Securities of U.S. states and political subdivisions	14,304	13,486	12,719	7,948	6,163
Federal agency and other mortgage-backed securities (1)	107,013	94,869	95,637	93,105	94,009
Other debt securities	23	37	49	57	60
Total held-to-maturity debt securities	169,909	153,933	153,179	145,876	144,990
Total debt securities	$501,563	497,125	503,528	482,067	483,467
Allowance for credit losses for debt securities (2):
Available-for-sale debt securities (included in fair value)	$161	—	—	—	—
Held-to-maturity debt securities (netted against amortized cost)	11	—	—	—	—
Total allowance for credit losses for debt securities	$172	—	—	—	—

(1)	Predominantly consists of federal agency mortgage-backed securities.

(2)	Represents the allowance for credit losses for debt securities as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Held for trading at fair value:
Marketable equity securities	$13,573	27,440	24,436	23,327	20,933
Not held for trading:
Fair value:
Marketable equity securities (1)	7,708	6,481	6,639	5,379	5,135
Nonmarketable equity securities	6,895	8,015	7,293	7,244	6,518
Total equity securities at fair value	14,603	14,496	13,932	12,623	11,653
Equity method:
Low-income housing tax credit investments	11,290	11,343	11,068	11,162	10,925
Private equity	3,351	3,459	3,425	3,352	3,890
Tax-advantaged renewable energy	3,991	3,811	3,143	3,051	3,041
New market tax credit and other	387	387	390	294	305
Total equity method	19,019	19,000	18,026	17,859	18,161
Other:
Federal Reserve Bank stock and other at cost (2)	4,512	4,790	5,021	5,622	5,732
Private equity (3)	2,340	2,515	2,469	2,106	1,961
Total equity securities not held for trading	40,474	40,801	39,448	38,210	37,507
Total equity securities	$54,047	68,241	63,884	61,537	58,440

(1)
Includes $3.1 billion, $3.8 billion, $3.5 billion, $3.5 billion and $3.5 billion at March 31, 2020, and December 31, September 30, June 30 and March 31, 2019, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $4.5 billion, $4.8 billion, $5.0 billion, $5.6 billion and $5.7 billion at March 31, 2020, and December 31, September 30, June 30 and March 31, 2019, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(3)	Represents nonmarketable equity securities accounted for under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Commercial:
Commercial and industrial	$405,020	354,125	350,875	348,846	349,134
Real estate mortgage	122,767	121,824	121,936	123,008	122,113
Real estate construction	20,812	19,939	19,921	21,067	21,857
Lease financing	19,136	19,831	19,600	19,324	19,122
Total commercial	567,735	515,719	512,332	512,245	512,226
Consumer:
Real estate 1-4 family first mortgage	292,920	293,847	290,604	286,427	284,545
Real estate 1-4 family junior lien mortgage	28,527	29,509	30,838	32,068	33,099
Credit card	38,582	41,013	39,629	38,820	38,279
Automobile	48,568	47,873	46,738	45,664	44,913
Other revolving credit and installment	33,511	34,304	34,774	34,654	35,187
Total consumer	442,108	446,546	442,583	437,633	436,023
Total loans	$1,009,843	962,265	954,915	949,878	948,249

Our non-U.S. loans are reported by respective class of financing receivable in the table above. Substantially all of our non-U.S. loan portfolio is commercial loans. The following table presents total non-U.S. commercial loans outstanding by class of financing receivable.

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Non-U.S. commercial loans:
Commercial and industrial	$78,753	70,494	64,418	63,296	63,158
Real estate mortgage	6,309	7,004	7,056	6,801	7,049
Real estate construction	1,478	1,434	1,262	1,287	1,138
Lease financing	1,120	1,220	1,197	1,215	1,167
Total non-U.S. commercial loans	$87,660	80,152	73,933	72,599	72,512

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,779	1,545	1,539	1,634	1,986
Real estate mortgage	944	573	669	737	699
Real estate construction	21	41	32	36	36
Lease financing	131	95	72	63	76
Total commercial	2,875	2,254	2,312	2,470	2,797
Consumer:
Real estate 1-4 family first mortgage (1) (2)	2,372	2,150	2,261	2,425	3,026
Real estate 1-4 family junior lien mortgage (2)	769	796	819	868	916
Automobile	99	106	110	115	116
Other revolving credit and installment	41	40	43	44	50
Total consumer	3,281	3,092	3,233	3,452	4,108
Total nonaccrual loans	$6,156	5,346	5,545	5,922	6,905
As a percentage of total loans	0.61%	0.56	0.58	0.62	0.73
Foreclosed assets:
Government insured/guaranteed	$43	50	59	68	75
Non-government insured/guaranteed	209	253	378	309	361
Total foreclosed assets	252	303	437	377	436
Total nonperforming assets	$6,408	5,649	5,982	6,299	7,341
As a percentage of total loans	0.63%	0.59	0.63	0.66	0.77

(1)
Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Prior to January 1, 2020, pools of individual PCI loans were excluded because they continued to earn interest income from the accretable yield at the pool level. With the adoption of ASU 2016-13, the pools were discontinued and performance is based on contractual terms for individual loans.

(2)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Total:	$7,023	7,285	7,130	7,258	7,870
Less: FHA insured/VA guaranteed (1)	6,142	6,352	6,308	6,478	6,996
Total, not government insured/guaranteed	$881	933	822	780	874
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$24	47	6	17	42
Real estate mortgage	28	31	28	24	20
Real estate construction	1	—	—	—	5
Total commercial	53	78	34	41	67
Consumer:
Real estate 1-4 family first mortgage (2)	128	112	100	108	117
Real estate 1-4 family junior lien mortgage (2)	25	32	35	27	28
Credit card	528	546	491	449	502
Automobile	69	78	75	63	68
Other revolving credit and installment	78	87	87	92	92
Total consumer	828	855	788	739	807
Total, not government insured/guaranteed	$881	933	822	780	874

(1)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(2)
Amounts are not comparative due to our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020. Total loans 90 days or more past due and still accruing exclude PCI loans of $102 million, $119 million, $156 million, and $243 million at December 31, September 30, June 30 and March 31, 2019, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES FOR LOANS

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Balance, beginning of quarter	$10,456	10,613	10,603	10,821	10,707
Cumulative effect from change in accounting policies (1)	(1,337)	—	—	—	—
Allowance for purchased credit-deteriorated (PCD) loans (2)	8	—	—	—	—
Balance, beginning of quarter, adjusted	9,127	10,613	10,603	10,821	10,707
Provision for credit losses	3,833	644	695	503	845
Interest income on certain loans (3)	(38)	(35)	(34)	(39)	(39)
Loan charge-offs:
Commercial:
Commercial and industrial	(377)	(212)	(209)	(205)	(176)
Real estate mortgage	(3)	(10)	(2)	(14)	(12)
Real estate construction	—	—	—	—	(1)
Lease financing	(13)	(35)	(12)	(12)	(11)
Total commercial	(393)	(257)	(223)	(231)	(200)
Consumer:
Real estate 1-4 family first mortgage	(23)	(28)	(31)	(27)	(43)
Real estate 1-4 family junior lien mortgage	(30)	(28)	(27)	(29)	(34)
Credit card	(471)	(436)	(404)	(437)	(437)
Automobile	(156)	(162)	(156)	(142)	(187)
Other revolving credit and installment	(165)	(177)	(168)	(167)	(162)
Total consumer	(845)	(831)	(786)	(802)	(863)
Total loan charge-offs	(1,238)	(1,088)	(1,009)	(1,033)	(1,063)
Loan recoveries:
Commercial:
Commercial and industrial	44	44	62	46	43
Real estate mortgage	5	6	10	10	6
Real estate construction	16	—	8	2	3
Lease financing	4	4	4	8	3
Total commercial	69	54	84	66	55
Consumer:
Real estate 1-4 family first mortgage	26	31	36	57	55
Real estate 1-4 family junior lien mortgage	35	44	49	48	43
Credit card	94	86	85	88	85
Automobile	74	75	80	90	96
Other revolving credit and installment	31	29	30	31	34
Total consumer	260	265	280	314	313
Total loan recoveries	329	319	364	380	368
Net loan charge-offs	(909)	(769)	(645)	(653)	(695)
Other	9	3	(6)	(29)	3
Balance, end of quarter	$12,022	10,456	10,613	10,603	10,821
Components:
Allowance for loan losses	$11,263	9,551	9,715	9,692	9,900
Allowance for unfunded credit commitments	759	905	898	911	921
Allowance for credit losses for loans	$12,022	10,456	10,613	10,603	10,821
Net loan charge-offs (annualized) as a percentage of average total loans	0.38%	0.32	0.27	0.28	0.30
Allowance for loan losses as a percentage of:
Total loans	1.12	0.99	1.02	1.02	1.04
Nonaccrual loans	183	179	175	164	143
Nonaccrual loans and other nonperforming assets	176	169	162	154	135
Allowance for credit losses for loans as a percentage of:
Total loans	1.19	1.09	1.11	1.12	1.14
Nonaccrual loans	195	196	191	179	157
Nonaccrual loans and other nonperforming assets	188	185	177	168	147

(1)	Represents the overall decrease in our allowance for credit losses for loans as a result of our adoption of ASU 2016-13, Financial Instruments – Credit Losses, on January 1, 2020.

(2)	Represents the allowance for purchased credit-impaired loans that automatically became purchased credit-deteriorated (PCD) loans with the adoption of ASU 2016-13.

(3)
Loans with an allowance measured by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on nonmarketable equity securities, net of applicable deferred taxes. These tangible common equity ratios are as follows:

•	Tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and

•	Return on average tangible common equity (ROTCE), which represents our annualized earnings contribution as a percentage of tangible common equity.

The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and return on average tangible common equity, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company’s use of equity.
The tables below provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.

(in millions, except ratios)		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Tangible book value per common share:
Total equity		$183,330	187,984	194,416	200,037	198,733
Adjustments:
Preferred stock		(21,347)	(21,549)	(21,549)	(23,021)	(23,214)
Additional paid-in capital on preferred stock		140	(71)	(71)	(78)	(95)
Unearned ESOP shares		1,143	1,143	1,143	1,292	1,502
Noncontrolling interests		(612)	(838)	(1,112)	(995)	(901)
Total common stockholders' equity	(A)	162,654	166,669	172,827	177,235	176,025
Adjustments:
Goodwill		(26,381)	(26,390)	(26,388)	(26,415)	(26,420)
Certain identifiable intangible assets (other than MSRs)		(413)	(437)	(465)	(493)	(522)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(1,894)	(2,146)	(2,295)	(2,251)	(2,131)
Applicable deferred taxes related to goodwill and other intangible assets (1)		821	810	802	788	771
Tangible common equity	(B)	$134,787	138,506	144,481	148,864	147,723
Common shares outstanding	(C)	4,096.4	4,134.4	4,269.1	4,419.6	4,511.9
Book value per common share	(A)/(C)	$39.71	40.31	40.48	40.10	39.01
Tangible book value per common share	(B)/(C)	32.90	33.50	33.84	33.68	32.74

		Quarter ended
(in millions, except ratios)		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Return on average tangible common equity:
Net income applicable to common stock	(A)	$42	2,546	4,037	5,848	5,507
Average total equity		188,170	192,393	200,095	199,685	198,349
Adjustments:
Preferred stock		(21,794)	(21,549)	(22,325)	(23,023)	(23,214)
Additional paid-in capital on preferred stock		135	(71)	(78)	(78)	(95)
Unearned ESOP shares		1,143	1,143	1,290	1,294	1,502
Noncontrolling interests		(785)	(945)	(1,065)	(939)	(899)
Average common stockholders’ equity	(B)	166,869	170,971	177,917	176,939	175,643
Adjustments:
Goodwill		(26,387)	(26,389)	(26,413)	(26,415)	(26,420)
Certain identifiable intangible assets (other than MSRs)		(426)	(449)	(477)	(505)	(543)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(2,152)	(2,223)	(2,159)	(2,155)	(2,159)
Applicable deferred taxes related to goodwill and other intangible assets (1)		818	807	797	780	784
Average tangible common equity	(C)	$138,722	142,717	149,665	148,644	147,305
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	0.10	5.91	9.00	13.26	12.71
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	0.12	7.08	10.70	15.78	15.16

(1)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (1)

		Estimated
(in billions, except ratio)		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Total equity		$183.3	188.0	194.4	200.0	198.7
Adjustments:
Preferred stock		(21.3)	(21.5)	(21.5)	(23.0)	(23.2)
Additional paid-in capital on preferred stock		0.1	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.1	1.1	1.1	1.3	1.5
Noncontrolling interests		(0.6)	(0.8)	(1.1)	(1.0)	(0.9)
Total common stockholders' equity		162.6	166.7	172.8	177.2	176.0
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.4)	(0.4)	(0.5)	(0.5)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)		(1.9)	(2.1)	(2.3)	(2.3)	(2.1)
Applicable deferred taxes related to goodwill and other intangible assets (2)		0.8	0.8	0.8	0.8	0.8
Other		—	0.2	0.3	0.4	0.3
Common Equity Tier 1 under Basel III	(A)	134.7	138.8	144.7	149.2	148.1
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,264.7	1,245.8	1,246.2	1,246.7	1,243.1
Common Equity Tier 1 to total RWAs anticipated under Basel III (4)	(A)/(B)	10.7%	11.1	11.6	12.0	11.9

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2)
Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2020, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, September 30, June 30 and March 31, 2019, was calculated under the Basel III Standardized Approach RWAs.

(4)	The Company’s March 31, 2020, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Quarter ended Mar 31,
Net interest income (3)	$6,787	7,248	4,136	4,534	867	1,101	(478)	(572)	11,312	12,311
Provision (reversal of provision) for credit losses	1,718	710	2,288	134	8	4	(9)	(3)	4,005	845
Noninterest income	2,709	4,502	1,681	2,577	2,848	2,978	(833)	(759)	6,405	9,298
Noninterest expense	7,116	7,689	3,763	3,838	3,103	3,303	(934)	(914)	13,048	13,916
Income (loss) before income tax expense (benefit)	662	3,351	(234)	3,139	604	772	(368)	(414)	664	6,848
Income tax expense (benefit) (4)	644	424	(546)	369	153	192	(92)	(104)	159	881
Net income (loss) before noncontrolling interests	18	2,927	312	2,770	451	580	(276)	(310)	505	5,967
Less: Net income (loss) from noncontrolling interests	(137)	104	1	—	(12)	3	—	—	(148)	107
Net income (loss)	$155	2,823	311	2,770	463	577	(276)	(310)	653	5,860

Average loans	$462.6	458.2	484.5	476.4	78.5	74.4	(60.6)	(59.0)	965.0	950.0
Average assets	1,039.2	1,015.4	885.0	844.5	88.1	83.2	(61.6)	(60.0)	1,950.7	1,883.1
Average deposits	798.6	765.6	456.6	409.8	151.4	153.2	(68.6)	(66.5)	1,338.0	1,262.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(4)
Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $491 million and $427 million for first quarter 2020 and 2019, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
COMMUNITY BANKING
Net interest income (2)	$6,787	6,527	6,769	7,066	7,248
Provision for credit losses	1,718	522	608	479	710
Noninterest income	2,709	3,995	4,470	4,739	4,502
Noninterest expense	7,116	9,029	8,766	7,212	7,689
Income before income tax expense	662	971	1,865	4,114	3,351
Income tax expense	644	497	667	838	424
Net income before noncontrolling interests	18	474	1,198	3,276	2,927
Less: Net income (loss) from noncontrolling interests	(137)	45	199	129	104
Segment net income	$155	429	999	3,147	2,823
Average loans	$462.6	462.5	459.0	457.7	458.2
Average assets	1,039.2	1,039.3	1,033.9	1,024.8	1,015.4
Average deposits	798.6	794.6	789.7	777.6	765.6
WHOLESALE BANKING
Net interest income (2)	$4,136	4,248	4,382	4,535	4,534
Provision for credit losses	2,288	124	92	28	134
Noninterest income	1,681	2,311	2,560	2,530	2,577
Noninterest expense	3,763	3,743	3,889	3,882	3,838
Income (loss) before income tax expense	(234)	2,692	2,961	3,155	3,139
Income tax expense (benefit) (3)	(546)	197	315	365	369
Net income before noncontrolling interests	312	2,495	2,646	2,790	2,770
Less: Net income from noncontrolling interests	1	2	2	1	—
Segment net income	$311	2,493	2,644	2,789	2,770
Average loans	$484.5	476.5	474.3	474.0	476.4
Average assets	885.0	877.6	869.2	852.2	844.5
Average deposits	456.6	447.4	422.0	410.4	409.8
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$867	910	989	1,037	1,101
Provision (reversal of provision) for credit losses	8	(1)	3	(1)	4
Noninterest income	2,848	3,161	4,152	3,013	2,978
Noninterest expense	3,103	3,729	3,431	3,246	3,303
Income before income tax expense	604	343	1,707	805	772
Income tax expense	153	85	426	201	192
Net income before noncontrolling interests	451	258	1,281	604	580
Less: Net income (loss) from noncontrolling interests	(12)	4	1	2	3
Segment net income	$463	254	1,280	602	577
Average loans	$78.5	77.1	75.9	75.0	74.4
Average assets	88.1	85.5	84.7	83.8	83.2
Average deposits	151.4	145.0	142.4	143.5	153.2
OTHER (4)
Net interest income (2)	$(478)	(485)	(515)	(543)	(572)
Provision (reversal of provision) for credit losses	(9)	(1)	(8)	(3)	(3)
Noninterest income	(833)	(807)	(797)	(793)	(759)
Noninterest expense	(934)	(887)	(887)	(891)	(914)
Loss before income tax benefit	(368)	(404)	(417)	(442)	(414)
Income tax benefit	(92)	(101)	(104)	(110)	(104)
Net loss before noncontrolling interests	(276)	(303)	(313)	(332)	(310)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(276)	(303)	(313)	(332)	(310)
Average loans	$(60.6)	(59.6)	(59.4)	(59.2)	(59.0)
Average assets	(61.6)	(60.6)	(60.4)	(60.2)	(60.0)
Average deposits	(68.6)	(65.1)	(62.7)	(62.5)	(66.5)
CONSOLIDATED COMPANY
Net interest income (2)	$11,312	11,200	11,625	12,095	12,311
Provision for credit losses	4,005	644	695	503	845
Noninterest income	6,405	8,660	10,385	9,489	9,298
Noninterest expense	13,048	15,614	15,199	13,449	13,916
Income before income tax expense	664	3,602	6,116	7,632	6,848
Income tax expense	159	678	1,304	1,294	881
Net income before noncontrolling interests	505	2,924	4,812	6,338	5,967
Less: Net income (loss) from noncontrolling interests	(148)	51	202	132	107
Wells Fargo net income	$653	2,873	4,610	6,206	5,860
Average loans	$965.0	956.5	949.8	947.5	950.0
Average assets	1,950.7	1,941.8	1,927.4	1,900.6	1,883.1
Average deposits	1,338.0	1,321.9	1,291.4	1,269.0	1,262.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Income tax expense (benefit) for our Wholesale Banking operating segment included income tax credits related to low-income housing and renewable energy investments of $491 million, $478 million, $422 million, $423 million, and $427 million for the quarters ended March 31, 2020, and December 31, September 30, June 30 and March 31, 2019, respectively.

(4)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
MSRs measured using the fair value method:
Fair value, beginning of quarter	$11,517	11,072	12,096	13,336	14,649
Servicing from securitizations or asset transfers (1)	461	654	538	400	341
Sales and other (2)	(31)	—	(4)	(1)	(281)
Net additions	430	654	534	399	60
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(3,022)	405	(718)	(1,153)	(940)
Servicing and foreclosure costs (4)	(73)	45	13	(22)	12
Discount rates (5)	27	(34)	188	(109)	100
Prepayment estimates and other (6)	(189)	(54)	(445)	206	(63)
Net changes in valuation model inputs or assumptions	(3,257)	362	(962)	(1,078)	(891)
Changes due to collection/realization of expected cash flows over time (7)	(564)	(571)	(596)	(561)	(482)
Total changes in fair value	(3,821)	(209)	(1,558)	(1,639)	(1,373)
Fair value, end of quarter	$8,126	11,517	11,072	12,096	13,336

(1)
Includes impacts associated with exercising cleanup calls on securitizations as well as our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. Total reported MSRs may increase upon repurchase due to servicing liabilities associated with these delinquent GNMA loans.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(7)	Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.

	Quarter ended
(in millions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Amortized MSRs:
Balance, beginning of quarter	$1,430	1,397	1,407	1,427	1,443
Purchases	8	35	25	16	24
Servicing from securitizations or asset transfers	34	69	33	33	26
Amortization	(66)	(71)	(68)	(69)	(66)
Balance, end of quarter (1)	$1,406	1,430	1,397	1,407	1,427
Fair value of amortized MSRs:
Beginning of quarter	$1,872	1,813	1,897	2,149	2,288
End of quarter	1,490	1,872	1,813	1,897	2,149

(1)
Commercial amortized MSRs are evaluated for impairment purposes by the following risk strata: agency (GSEs) for multi-family properties and non-agency. There was no valuation allowance recorded for the periods presented on the commercial amortized MSRs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Servicing income, net:
Servicing fees (1)		$758	780	806	830	841
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(3,257)	362	(962)	(1,078)	(891)
Changes due to collection/realization of expected cash flows over time (3)		(564)	(571)	(596)	(561)	(482)
Total changes in fair value of MSRs carried at fair value		(3,821)	(209)	(1,558)	(1,639)	(1,373)
Amortization		(66)	(71)	(68)	(69)	(66)
Net derivative gains (losses) from economic hedges (4)	(B)	3,400	(477)	678	1,155	962
Total servicing income, net		$271	23	(142)	277	364
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$143	(115)	(284)	77	71

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents the reduction in the MSR fair value for the cash flows expected to be collected during the period, net of income accreted due to the passage of time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,038	1,063	1,083	1,107	1,125
Owned loans serviced (2)	341	343	346	340	331
Subserviced for others	3	2	3	5	26
Total residential servicing	1,382	1,408	1,432	1,452	1,482
Commercial mortgage servicing:
Serviced for others	564	566	551	548	552
Owned loans serviced	124	124	122	123	122
Subserviced for others	9	9	9	9	9
Total commercial servicing	697	699	682	680	683
Total managed servicing portfolio	$2,079	2,107	2,114	2,132	2,165
Total serviced for others	$1,602	1,629	1,634	1,655	1,677
Ratio of MSRs to related loans serviced for others	0.60%	0.79	0.76	0.82	0.88
Weighted-average note rate (mortgage loans serviced for others)	4.20	4.25	4.29	4.33	4.34

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

(2)	Excludes loans serviced by third parties.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$360	503	461	322	232
Commercial		23	101	106	83	47
Residential pipeline and unsold/repurchased loan management (1)		(275)	156	41	76	65
Total		$108	760	608	481	344
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$108	72	85	90	64
Refinances as a percentage of applications		65%	51	50	44	44
Wells Fargo first mortgage unclosed pipeline, at quarter end		$62	33	44	44	32
Residential real estate originations:
Purchases as a percentage of originations		48%	50	60	68	70
Refinances as a percentage of originations		52	50	40	32	30
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$23	27	27	26	14
Correspondent		25	33	30	27	18
Other (2)		—	—	1	—	1
Total quarter-to-date		$48	60	58	53	33
Held-for-sale	(B)	$33	42	38	33	22
Held-for-investment		15	18	20	20	11
Total quarter-to-date		$48	60	58	53	33
Total year-to-date		$48	204	144	86	33
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.08%	1.21	1.21	0.98	1.05

(1)	Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.